                                                             EXHIBIT 3.5

                             CERTIFICATE OF INCORPORATION

                                          OF

                              KOLMAR LABORATORIES, INC.

                                    -------------

          FIRST.  The name of this corporation is KOLMAR LABORATORIES, INC.

          SECOND. Its principal office in the State of Delaware is to be located at 317-325 South State Street, in the City of Dover, County of Kent. The agent in charge thereof is Prentice-Hall, Inc., 317-325 State Street, Dover, Delaware.

          THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, as fully and to the same extent a natural persons might or could do, and in any part of the world, vis.

          To manufacture, buy, sell and deal in cosmetics, toilet goods, drugs, chemicals, and other preparations.

          To take, own, hold, deal in, mortgage or otherwise give liens against, and to lease, sell, exchange, transfer, or in any manner whatever to dispose of real property, within or without the State of Delaware, wherever situated.

          To manufacture, purchase or otherwise acquire in any lawful manner and to hold, own, mortgage, pledge or otherwise to give liens against, and to lease, sell, assign, exchange, transfer, or in any manner dispose of, to deal and trade in and with, and to invest in goods, wares, merchandise, and property of any and every class and description, both within Delaware and out of Delaware and in any part of the world.

          To enter into, make and perform contacts of every kind for any lawful purpose with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony or dependency thereof.

          To acquire the goodwill, rights and property, and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities of any person, firm, association or corporation; to pay for the said goodwill, rights, property, and assets in cash, the stock of this company, bonds or otherwise, or by undertaking the whole or any part of the liabilities of the transferor; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, and to acquire, own, use or in any manner dispose of any an all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

          To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of and to guarantee the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this State or of any other State, country, nation or government, and while owner thereof to exercise all of the rights, powers and privileges of ownership to the same extent as natural persons might or could do; to aid in any manner any corporation, association, or entity whose stocks, bonds or other obligations are held, or in any manner guaranteed, by this corporation, or in which this corporation is in any way interested, and to do any and all acts or things necessary or expedient for the preservation, protection, or improvement of the value of any such stocks, bonds, or other obligations.

          For any of the purposes of the corporation, without limit as to amount, to borrow or raise moneys, to draw, make, accept, endorse, discount, execute, pledge, issue, sell, or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other instruments whether negotiable or non-negotiable transferable or non-transferable, and evidence of indebtedness whether secured by mortgage or otherwise, as well as to secure the same, and all obligations arising therefrom, by mortgage or otherwise, either alone or jointly with any other person or corporation of the whole or any part of the property of the corporation presently owned or to be acquired; to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the board of directors; except as may be specifically prohibited by law, to loan money with or without collateral or other security.

          To purchase, in so far as the same may be done without impairing the capital of the corporation, except as otherwise permitted by law, and to hold, pledge and reissue shares of its own capital stock; but such stock, so acquired and held, shall not be entitled to vote nor to receive dividends.

          To have one or more offices, to conduct its business, carry on its operations, and promote its objects within and without the State of Delaware, in other States, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such State, District, territory, colony, dependency or country.

          To do any or all of the things herein set forth to the some extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others.

          IN GENERAL, to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden by the laws of the State of Delaware, and with all the powers conferred upon corporations by the laws of the State of Delaware.

          But if this corporation shall undertake to do any of the things hereinabove set forth in any State other than Delaware, in the District of Columbia, in any territory, colony, or dependency of the United States, or in any foreign country or in any colony or dependency thereof, then, as to such jurisdictions and each of them this corporation shall be deemed to have such powers in so far only as such jurisdictions respectively permit corporations within their several respective jurisdictions to be organized for or to execute such powers.

          It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this third article of this Certificate of Incorporation shall, except where otherwise specified be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes and powers specified in this article and in each of the articles or paragraphs of this Certificate shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude or in any way limited by inference any powers, objects, or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware, now or hereafter in effect, or impliedly by any reasonable construction of said law.

          FOURTH. The amount of the total authorized capital stock of this corporation is one hundred fifty (150) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share, amounting in the aggregate to Fifteen Thousand Dollars ($15,000.00) and five thousand (5000) shares of common stock without nominal or par value. Any and all such shares without nominal or par value issued, and for which the full consideration has been paid or delivered, shall be deemed full paid stock, and the holder of such shares shall not be liable for any further payment thereon.

          The holders of the preferred stock shall be entitled to receive cumulative dividends, as and when declared by the Board of Directors, out of the annual net profits of the corporation or out of its net assets in excess of its capital, as determined pursuant and subject to the provisions of the General Corporation Law of the

State of Delaware, at the rate of six percentum (6%), and payable before any dividends shall be declared or paid upon or set apart for the common stock.

          In any year after preferred stock has received its stipulated dividends, and any arrearages thereof that may be due and unpaid, if the directors elect to make to make any further distribution or dividends, such distribution shall be made exclusively to the holders of common stock.

          The corporation, through its Board of Directors, and conformable with Section 27 of the General Corporation Law of Delaware, may from time to time redeem the whole or any part of the preferred stock at the price of One Hundred Dollars ($100.00) per share plus any arrearages thereon that may be due and unpaid. The notice of such redemption shall be mailed not less than thirty (30) days prior to the date upon which the stock is to be redeemed to each holder of stock so to be redeemed, at his address as it appears on the books of the corporation. In the event that less than all of the outstanding preferred stock of the corporation is to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata or otherwise, may be determined by the Board of Directors. On and after the date fixed for such redemption, the holders of shares so called for redemption shall cease to be entitled to any further dividends and the respective holders thereof shall have no right or interest thereon or therein, by reason of the ownership of such shares, except to receive the said redemption price, as a debt without interest, upon presentation and surrender of their certificates therefor.

          In case of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, and after payment of all the debts of the corporation the assets shall first be applied to the payment of the preferred stock at par, and no more, and the remainder shall be distributed among the holders of the common stock, share and share alike.

          Subject to the General Corporation Laws of Delaware, the voting power shall vest exclusively in the holders of the common stock.

          The corporation shall have power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, conformable with the provisions of Section 14 of the General Corporation Law of Delaware. The Board of Directors may from time to time provide for the creation and issuance of such rights or options in a resolution or resolutions setting forth the terms upon which, the time or times, which may be limited or unlimited in duration, at or within which and the price or prices at which any such shares may be purchased from the corporation upon the exercise of any such right or option, provided that such resolution shall be conformable to the General Corporation Law, especially
Section 14.

          FIFTH. The amount of capital with which this corporation will commence business is One Thousand Dollars ($1000.00)

          SIXTH. The names and places of residence of each of the incorporators are as follows:

          Name                     Residences

     Lessing L. Kole               2245 - N. 67th St., Milwaukee, Wis.
     James E. McNally              2462 - N. Grant Blvd., Milwaukee, Wis.
     W. J. Wick                    911 - N. 14th St., Milwaukee, Wis.

          SEVENTH.  The existence of this corporation is to be perpetual.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

          NINTH.    (a)  Subject to the provisions of the General Corporation
Law of the State of Delaware, the number of directors of the corporation shall be determined as provided in the by-laws.

                    (b) If the by-laws so provide, election of directors need not be by ballot.

          TENTH. In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

               (a) To make, to alter, or to repeal the By-Laws of this corporation; to fix the amount to be reserved as or for working capital, or for any other proper purpose, to fund such reserve or reserves, and to abolish any such reserve or reserves, fund or funds; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

               (b) From time to time to determine pursuant to the provisions of the By-Laws, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), of any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless duly authorized so to do by a resolution of the stockholders or directors.

               (c) The directors, by a suitable by-law or by resolution passed by a majority of the whole membership of the Board may designate two or more of their number to constitute a committee or committees, with such name or names as may be stated in the By-Laws, or as may be determined from time to time by resolution of the Board of Directors, which committee or committees, to the extent provided in such resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

               (d) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, directors may at any meeting sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock, and /or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the corporation.

               (e) Subject to the provisions of the statutes of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation, which may be conferred upon it by the corporation through appropriate by-law provisions.

          ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdic-tion within the State of Delaware may on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receiver appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, and the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

          TWELFTH. The stockholders and directors shall have power to hold their meetings if the By-Laws so provide, and keep the books except the original or duplicate stock ledger, documents and papers of the corporation, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designed by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

          THIRTEENTH. The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

          WE THE UNDERSIGNED, the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and we have accordingly hereunto set our respective hands and seals.

          Dated, at Milwaukee, Wis., June 23rd, 1937.




                                    /s/ LESSING L. KOLE                 (Seal)
                                   -------------------------------------


                                    /s/ JAMES E. MCNALLY                (Seal)
                                   -------------------------------------



                                    /s/ W. J. WICK                        (Seal)
                                    -------------------------------------

STATE OF WISCONSIN  )
                    ) ss.
COUNTY OF MILWAUKEE )

          BE IT REMEMBERED, that on this 23rd day of June, A.D. 1937 personally appeared before me Meta Curschmann a Notary Public, Lessing L. Kole, James E. McNally and W. J. Wick, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.


                                           /s/  META CURSCHMANN
                                           --------------------------------
                                               Notary Public

                            CERTIFICATE OF AMENDMENT

                                        OF

                           CERTIFICATE OF INCORPORATION

                                  ---------------

               KOLMAR LABORATORIES, INC. a corporation organized and existing under and by virtue of the provisions of an Act of the General Assembly of the State of Delaware entitled "An Act Providing a General Corporation Law", approved March 10, 1899, and the acts amendatory thereof and supplemental thereto, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on July 3, 1937, and recorded in the office of the Recorder of Deeds for New Castle County, State of Delaware, on July 3, 1937, DOES HEREBY CERTIFY:

               That, it appearing by the Certificate of the Judges appointed for the purpose of conducting, the special meeting of the stockholders of the above corporation held on the 4th day of February, 1949, in the City of Milwaukee, State of Wisconsin, at two o'clock in the afternoon, for the consideration of the amendment hereinafter set forth, and the vote of the stockholders for and against the adoption of said amendment, that the persons or bodies corporate holding the majority of the issued and outstanding voting stock of said corporation have voted in favor thereof, the following amendment to the Certificate of Incorporation of the above was duly adopted in accordance with the provisions of Section 25 of the General Corporation Law of the State of Delaware as amended:

               That the first paragraph of paragraph FOURTH of the Certificate of Incorporation of this company be amended to read as follows:

               The amount of the total authorized capital stock of this corporation is five hundred (500) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00), and five thousand (5000) shares of common stock without nominal or par value. Any and all such shares without nominal or par value issued, and for which the full consideration has been paid or delivered, shall be deemed full paid stock, and the holder of such shares shall not be liable for any further payment thereon.

               The capital of said corporation will not be reduced under or by reason of said proposed amendment.

               IN WITNESS WHEREOF, the said Kolmar Laboratories, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Lessing L. Kole, its President, and John B. Rix, its Secretary, this 1st day of August, A.D. 1949.


                                        KOLMAR LABORATORIES, INC.



                                        By    /s/ LESSING L. KOLE
                                          ---------------------------
                                                             President


                                             /s/ JOHN B. RIX
                                          ---------------------------
                                                            Secretary


     STATE OF WISCONSIN,      )
                              )  ss.
     MILWAUKEE COUNTY.        )

               BE IT REMEMBERED that on this 1st day of August, A.D. 1949, personally came before me, Meta Curschmann, a Notary Public in and for the County and State aforesaid, Lessing L. Kole, President of Kolar Laboratories, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to be personally to be such and he, the said Lessing L. Kole, as such President, duly executed said certificate before as and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and Secretary of said company respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                              /s/ META CURSCHMANN
                                        ---------------------------------
                                                  Notary Public

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *


               Kolmar Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST: That at a meeting of the Board of Directors of Kolmar Laboratories, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

           RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

           "FOURTH: The amount of the total authorized capital stock of this corporation is five hundred (500) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share, amounting in the aggregate to Fifty Thousand ($50,000.00), and fifty-two thousand (52,000) shares of common stock without nominal or par value. Any and all such shares without nominal or par value issued, and for which the full consideration has been paid or delivered, shall be deemed full paid stock, and the holder of such shares shall not be liable for any further payment thereon.

           "The holders of the preferred stock shall be entitled to receive cumulative dividends, as and when declared by the Board of Directors, out of the annual net profits of the corporation or out of its net assets in excess of its capital, as determined pursuant and subject to the provisions of the General Corporation Law of the State of Delaware, at the rate of six percentum (6%), and payable before any dividends shall be declared or paid upon or set apart for the common stock.

           "In any year after preferred stock has received its stipulated dividends, and any arrearages thereof that may be due and unpaid, if the directors elect to make any further distribution of dividends, such distribution shall be made exclusively to the holders of common stock.

           "The corporation, through its Board of Directors, and conformable with Section 27 of the General Corporation Law of Delaware, may from time to time redeem the whole or any part of the preferred stock at the price of One Hundred Dollars ($100.00) per share plus any arrearages thereon that may be due and unpaid. The notice of such redemption shall be mailed not less than thirty (30) days prior to the date upon which the stock is to be redeemed and each holder of stock so to be redeemed, at his address as it appears on the books of the corporation. In the event that less than all of the outstanding preferred stock of the corporation is to be redeemed, in the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata or otherwise, may be determined by the Board of Directors. On and after the date fixed for such redemption, the holders of shares so called for redemption shall cease to be entitled to any further dividends and the respective holders thereof shall have no right or interest thereon or therein, by reason of the ownership of such shares, except to receive the said redemption price, as a debt without interest, upon presentation and surrender of their certificates therefor.

           "In case of any liquidation, dissolution or wiring up of the affairs of the corporation, whether voluntary or involuntary, and after payment of all the debts of the corporation the assets shall first be applied to the payment of the preferred stock at par, and no more, and the remainder shall be distributed among the holders of the common stock, share and share alike.

           "Subject to the General Corporation Laws of the Delaware, the voting power shall vest exclusively in the holders of the common stock.

           "The corporation shall have power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, conformable with the provisions of Section 14 of the General Corporation Law of Delaware. The Board of Directors may from time to time provide for the creation and issuance of such rights or options in a resolution or resolutions setting forth the terms upon which, the time or times, which may be limited or unlimited in duration, at or within which and the price or prices at which any such shares may be purchased from the corporation upon the exercise of any such right or option, provided that such resolution shall be conformable to the General Corporation Law, especially Section 14."

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

               IN WITNESS WHEREOF, said Kolmar Laboratories, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Lessing L. Kole, its President, and John B. Rix, its Secretary, this 2nd day of August, 1962.

                                        KOLMAR LABORATORIES, INC.


                                        By  /s/ LESSING L. KOLE
                                            ----------------------------------
                                                                    President.


                                             /s/ JOHN B. RIX
                                            ----------------------------------
                                                                    Secretary.

STATE OF WISCONSIN       )
                         ) ss.
COUNTY OF MILWAUKEE      )

               BE IT REMEMBERED that on this 2nd day of August, A.D. 1962, personally came before me a Notary Public in and for the County and State aforesaid, Lessing L. Kole, President of Kolmar Laboratories, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Lessing L. Kole as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                         /s/ NOTARY PUBLIC
                                   ----------------------------------
                                   Notary Public, Milwaukee Co., Wis.
                                   My commission expires (Permanent)

                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF INCORPORATION

                                 ________________


               Kolmar Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST: That at a meeting of the Board of Directors of Kolmar Laboratories, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED that the Certificate of Incorporation of this corporation be amended by changing subparagraph (d) of Article numbered Tenth so that, as amended, said paragraph of said Article shall be and read as follows:

               "(d) When and as authorized by the affirmative vote of the holders of two-thirds of the stock issued and outstanding having voting power, given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of two-thirds of the voting stock issued and outstanding, directors may at any meeting sell, lease or exchange all, or substantially all, of its property and assets, including its goodwill and its corporation franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation."

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               FOURTH: That said amendment does not effect any change in the issued shares of said corporation.

               IN WITNESS WHEREOF, said Kolmar Laboratories, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Lessing L. Kole, its President, and John B. Rix, its Secretary, this 15th day of October, 1963.

                                  KOLMAR LABORATORIES, INC.


                                  By  /s/ LESSING L. KOLE
                                    --------------------------------
                                                           President

                                      /s/ JOHN B. RIX
                                    --------------------------------
                                                           Secretary
STATE OF WISCONSIN  )
                    )  ss.
MILWAUKEE COUNTY.   )


               BE IT REMEMBERED that on this 15th day of October, A.D. 1963, personally came before me a Notary Public in and for the County and State aforesaid, Lessing L. Kole, President of Kolmar Laboratories, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Lessing L. Kole as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                              /s/ NOTARY PUBLIC
                                      ---------------------------------
                                      Notary Public, Milwaukee Co., Wis.
                                      My commission is permanent

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                             KOLMAR INTERNATIONAL, INC.

                                       INTO

                              KOLMAR LABORATORIES, INC.

                                      -------

          Kolmar Laboratories, Inc., a corporation organized and existing under the laws of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That this corporation was incorporated on the 3rd day of July, 1937, pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That this corporation owns all of the outstanding shares of the stock of Kolmar International, Inc., a corporation incorporated on the 9th day of May, 1945, pursuant to the General Corporation Law of the State of Delaware.

          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 20th day of November, 1964, determined to and did merge into itself said Kolmar International, Inc.

          RESOLVED, that Kolmar Laboratories, Inc. merge, and it hereby does merge into itself said Kolmar International, Inc., and assumes all of its obligations; and

          FURTHER RESOLVED, that the merger shall become effective on the 1st day of February, 1965; and

          FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Kolmar International, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said Kolmar Laboratories, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Erwin J. Maruszewski, its Vice-President, and Robert E. Kuelthau, its Assistant Secretary, this 7th day of January, A.D. 1965.

                                       KOLMAR LABORATORIES, INC.


                                       By:   /s/ ERWIN J. MARUSZEWSKI
                                          ---------------------------------
                                          Vice President


                                          /s/ ROBERT E. KUELTHAU
                                          ---------------------------------
                                          Assistant Secretary

STATE OF WISCONSIN, )
                    )  ss.
MILWAUKEE COUNTY    )


          BE IT REMEMBERED that on this 7th day of January, A.D. 1965, personally came before me, Meta Curschmann, a Notary Public in and for the County and State aforesaid, Erwin J. Maruszewski, Vice President of Kolmar Laboratories, Inc., a corporation of the Sate of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Erwin J. Maruszewski, as such Vice President duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the Vice-President and Assistant Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                           /s/ NOTARY PUBLIC
                                        -------------------------
                                              Notary Public

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        KOLMAR COSMETICS SPECIALITIES, INC.

                                      INTO

                             KOLMAR LABORATORIES, INC.

                                     ------

          Kolmar Laboratories, Inc., a corporation organized and existing under the laws of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That this corporation was incorporated on the 3rd day of July, 1937, pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That this corporation owns all of the outstanding shares of the stock of Kolmar Cosmetic Specialities, Inc., a corporation incorporated on the 2nd day of January, 1946, pursuant to the Wisconsin Business Corporation Law of the State of Wisconsin.

          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 20th day of August, 1965, determined to and did merge into itself said Kolmar Cosmetic Specialities, Inc.:

          RESOLVED, that Kolmar Laboratories, Inc. merge, and it hereby does merge into itself said Kolmar Cosmetic Specialities, Inc., and assumes all of its obligations; and

          FURTHER RESOLVED, that the merger shall become effective on the 31st day of December, 1965; and

          FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merger said Kolmar Cosmetic Specialities, Inc., and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said Kolmar Laboratories, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Richard L. Kole, its President, and John B. Rix, its Secretary, this 24th day of November, A.D. 1965.


                                             KOLMAR INDUSTRIES, INC.


                                             By   /s/ RICHARD L. KOLE
                                               ---------------------------
                                               President


                                               /s/ JOHN B. RIX
                                               ---------------------------
                                               Secretary

STATE OF NEW YORK,  )
                    )  ss.
NEW YORK COUNTY,    )



          BE IT REMEMBERED that on this 24th day of November, A.D. 1965, personally came before me, Gertrude E. Campbell, a Notary Public in and for the County and State aforesaid, Richard L. Kole, President of Kolmar Laboratories, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Richard L. Kole, as such President duly executed said certificate before me and acknowledged the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signature of the said President, and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                            /s/ NOTARY PUBLIC
                                        ------------------------------
                                               Notary Public

              CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              KOLMAR INDUSTRIES, INC.


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the ("corporation") is Kolmar Laboratories, Inc.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Article TENTH (d) thereof and by substituting in lieu of said Article the following new Article TENTH (d) and by adding the following new Article TENTH (f):

          "TENTH (d):    When and as authorized by the affirmative vote of
the holders of two-thirds of the stock issued and outstanding having voting power, given at a stockholders meeting called for that purpose, or when authorized by the written consent of the holders of two-thirds of the voting stock issued and outstanding, directors may at any meeting (i) sell, lease or exchange all, or substantially all, of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation, and/or (ii) enter into an agreement of merger or consolidation of the corporation into or with any other corporation or entity."

          "TENTH (f):    When evaluating any offer of any party to make a
tender or exchange offer for a controlling equity interest in the corporation, or any merger or consolidation of the corporation into or with any other corporation or entity, or any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or substantially all of the assets of the corporation, and in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, to give due consideration to such factors as the Board of Directors in its discretion determines to be relevant, including, without limitation, the social, legal, and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations, on the communities in which the corporation operates or is located, and on the corporation's business philosophy."

          3. The amendments of the certificate of incorporation herein have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 26th, 1985.


/s/ ADOLPH A. MARUSZEWSKI
-------------------------------
Adolph A. Maruszewski
President


/s/ JEROME MALBIN
-------------------------------
Jerome Malbin
Secretary

STATE OF  NEW YORK  )
                    ) SS
COUNTY OF ORANGE    )


          BE IT REMEMBERED that, on June 26th, 1985, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Adolph A. Marcszewski, President of Kolmar Laboratories, Inc, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

          GIVEN under my hand on June 26, 1985.


                                                /s/ NOTARY PUBLIC
                                            ------------------------------
                                                  Notary Public

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                           KOLMAR LABORATORIES, INC.

          It is hereby certified that:

          l. The name of the corporation (herein called the "Corporation") is Kolmar Laboratories, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by adding thereto a new Article FOURTEENTH as follows:

          "FOURTEENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Fourteenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Fourteenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time."

          3. The amendment of the Certificate of Incorporation herein has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on July 5, 1989.

Attest:


/s/ JEROME K. MALBIN                        /s/ RICHARD L. KOLE
-----------------------------               --------------------------
Jerome K. Malbin                            Richard L. Kole
Secretary                                   Chairman of the Board and
                                            Chief Executive Officer

STATE OF NEW YORK   )
                    )  SS
COUNTY OF ORANGE    )


          BE IT REMEMBERED that, on July 5, 1989, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Richard L. Kole, Chairman of the Board and Chief Executive Officer of Kolmar Laboratories, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed in the act and deed of said corporation, and that the facts stated therein are true.

          GIVEN under my hand on July 7, 1989.



                                            /s/ NOTARY PUBLIC
                                   ----------------------------------
                                                Notary Public

                              CERTIFICATE OF MERGER

                                     MERGING

                             CCL 1990 ACQUISITION CORP.

                                       INTO

                             KOLMAR LABORATORIES, INC.

                           Pursuant to Section 251 of the
                          Delaware General Corporation Law


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY THAT:

          FIRST:    The name and state of incorporation of each of the
Constituent Corporations in the merger are as follows:

                                                STATE OF
               NAME                          INCORPORATION
               ----                          -------------
          CCL 1990 Acquisition Corp.           Delaware

          Kolmar Laboratories, Inc.            Delaware

     SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware;

          THIRD:    Kolmar Laboratories, Inc., shall be the surviving
Corporation;

          FOURTH:   The certificate of incorporation of Kolmar Laboratories,
Inc., shall be the certificate of incorporation of the surviving corporation;

          FIFTH:    The executed Agreement and Plan of Merger is on file at
the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 123 Pike Street, Port Jervis, New York 12771 U.S.A.; and

          SIXTH:    A copy of this Agreement and Plan of Merger will be
furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


Dated:  April 4, 1991                       KOLMAR LABORATORIES, INC.


                                             By:     /s/ W. M. GODFREY
                                                ----------------------------
                                                         President

ATTEST:


By:    /s/  ALBERT GNAT
   ----------------------------
      Assistant Secretary